UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): September 4, 2007
METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As reported in the Quarterly Report on Form 10-Q filed by Metro One Telecommunications, Inc. (the “Company”) for the period ended June 30, 2007, the benefactor of a letter of credit maintained by the Company in the amount of $4,741,000 related to its workers’ compensation program agreed to a reduction in the amount of the letter of credit to $3,000,000 based on lower than expected workers’ compensation claims.  On August 31, 2007, the amount payable under the letter of credit and the certificate of deposit were reduced by $1,741,000 resulting in an increase in the Company’s cash and cash equivalents and a reduction of its restricted cash to $3,000,000.

On September 5, 2007, the Company issued a press release announcing the release of $1.7 million from its restricted cash balance.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated September 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Date: September 4, 2007	By:	/s/ William K. Hergenhan
William K. Hergenhan, Chief Financial Officer